UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 23, 2014

Rand Capital Corporation
(Exact Name of Registrant as Specified in Charter)

New York	811-1825	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rand Building, Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 716-853-0802

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 23, 2014, Rand Capital Corporation (RAND) announced that it received $10.1 million in total proceeds from the recent sale of a portfolio company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release of Rand Capital Corporation dated December 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014	Rand Capital Corporation
	By:	/s/ DANIEL P. PENBERTHY Daniel P. Penberthy EVP/CFO